EXHIBIT 99.906.CERT
Ohio National Fund, Inc.
December 31, 2010
Section 906 Certifications
Christopher A. Carlson and R. Todd Brockman, respectively, the President and Treasurer of Ohio National Fund, Inc. (the “Registrant”), each certify to the best of his knowledge and belief that:
1.	The Registrant’s report on Form N-CSR for December 31, 2010 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 9, 2011	March 9, 2011

Date	Date

/s/ Christopher A. Carlson	/s/ R. Todd Brockman

Christopher A. Carlson	R. Todd Brockman
President	Treasurer
Ohio National Fund, Inc.	Ohio National Fund, Inc.
A signed original of this written statement required by Section 906 has been provided to Ohio National Fund, Inc. and will be retained by Ohio National Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.